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                                                                    Exhibit 5.1



                  [STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]



                                  July 7, 1998



Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California  92614

        Re:     Registration Statement on Form S-4

Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement (the "Registration Statement") on Form S-4 being filed by Fidelity National Financial, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on July 6, 1998, in connection with the registration under the Securities Act of 1933, as amended, of up to 2,086,562 shares (the "Shares") of common stock, par value $.0001 per share, of the Company (the "Common Stock"), to be issued by the Company to the former shareholders of Alamo Title Holding Company, a Texas corporation ("Alamo") upon consummation of the merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Alamo pursuant to the Agreement and Plan of Merger, dated as of May 6, 1998, by and among the Company, such subsidiary and Alamo (the "Merger Agreement").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization and issuance of the shares of Common Stock.

         Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the Shares, when issued upon consummation of the Merger in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Proxy Statement/Prospectus, which is a part of the Registration Statement.

                               Very truly yours,

                               /s/ STRADLING YOCCA CARLSON & RAUTH